Exhibit 99.1

KULR Technology CEO Interviewed on CNN First Move with Julia Chatterley

CAMPBELL, CA, November 6, 2019 – KULR Technology Group, Inc. (OTCQB: KULR) (the “Company” or “KULR”), a leading provider of battery safety and thermal management technologies, announced that the Company CEO, Michael Mo, was interviewed on CNN First Move with Julia Chatterley at the NYSE.

The interview covered a wide range of topics including: the scale and growth of the global lithium-ion battery market; building an eco-system and partnerships to lower the cost to customers; scalable business models to stay competitive in the global market; patent protection in a fast-moving technology landscape; KULR’s latest battery safety containment solution for the NASA Internal Space Station. The full CNN interview is available on CNN at the following link: https://twitter.com/i/status/1190275818704003072

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About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA deep space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our parent entity’s Form 10-K filed on March 29, 2019. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:
Derek Newton
Head, Media Relations
(786) 499-8998
derek.newton@kulrtechnology.com